UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 23, 2021

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Road
Round Rock, Texas	78664
(Address of principal executive offices)	(Zip Code)

(512) 310-1000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2017, TSS, Inc. (the “Company”) delivered a promissory note to Andrew Berg to evidence a loan in the principal amount of $100,000 and to Glen Ikeda to evidence a loan in the principal amount of $300,000. These promissory notes have a maturity date of July 19, 2022. Each of Mr. Berg and Mr. Ikeda agreed to give the Company a 12% discount if the Company satisfied its indebtedness obligations under these promissory notes on or prior to June 23, 2021. On June 23, 2021, the Company paid $88,000 to Mr. Ikeda and $264,000 to Mr. Berg in full satisfaction of all outstanding indebtedness obligations under the promissory notes.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ John Penver
John Penver
Chief Financial Officer

Date: June 28, 2021